                                 Current Report
                     Pursuant to Section 13 or 15 (d) of the
                         Securities Exchange Act of 1934

                          Date of Report: May 16, 2003

                             Solucorp Industries Ltd
             (Exact Name of Registrant as specified in its Charter)

              Yukon                         0-29664             22-3131339
     (State or Other Jurisdiction of     (Commission          (IRS Employer
      Incorporation or Organization)      File Number)           ID Number)

                  250 West Nyack Road, West Nyack, New York     10994
                  (Principal Address of Executive Offices)    (Zip Code)

As previously announced on May 1, 1998, the Securities and Exchange Commission
suspended trading in the securities of Solucorp Industries and initiated an investigation into various matters concerning the Company. The Company cooperated fully with the SEC investigation, making available to the SEC staff all of the Company's documents, producing its personnel and former personnel for sworn testimony, waiving its attorney-client privilege and directing its auditors and attorneys to cooperate fully with the SEC. The SEC proceeded to file a lawsuit against the Company, certain present and former officers/directors on December 13, 1999 (LR-16388). The lawsuit was amended on
October 31, 2000 (LR-16785) to include the Company's former auditor. The lawsuit was followed by a number of class action suits, which were eventually consolidated into one class action lawsuit. The courts dismissed all but one claim. The class action plaintiffs had 60 days to amend their action but failed to do so, abandoning the remaining suit. The law firm of Heller, Horowitz and
Feit was hired and subsequently resigned as SEC Counsel, due to the Company's inability to meet scheduled costs of their engagement. A new law firm, Krebsbach
& Snyder was then retained to represent Solucorp in the SEC litigation. On
January 16, 2003 (LR-17951) the SEC and the former Auditor reached a settlement of claims against the Auditor. On March 12, 2003 the Company and three individual defendants, present and former officers and directors, reached a settlement with the SEC. The remaining four defendants went to trial with the
SEC in the Southern District Court in White Plains, New York, before the
Honorable William C. Conner. The trial ended March 25, 2003 and a decision is now pending. All Settlements in this matter are public record and can be obtained from the Southern District Court in White Plains, New York. A copy of the Company's March 12, 2003 settlement is provided as an attachment to this filing. The Company's legal expense has exceeded $1,000,000 for the Company to defend itself in the SEC matter.

Personnel: Since the last 8K filing on March 18, 1999, two Directors of the
Company resigned (James Spartz and Donald Atkinson) and were not replaced. Also, the majority of employees have resigned or been terminated due to lack of cash flow.

Finances: The Company has experienced severe financial hardships over the last five years awaiting the trial and resolution of the SEC matter. The Company on many occasions has faced the strong possibility of bankruptcy. The IRS and the
New York State Taxing Authorities have imposed liens on the assets of the
Company for taxes due. The remaining employees and consultants have at times worked for months without receiving any compensation. The Company sold some inventory, performed various environmental services, received licensing fees and secured loans to keep operating. Although still facing a financial crisis, the
Company continues to service its customers, develop new product prototypes and related patents and market the superior MBS Technology to prospective clients.
The Company's loss of its bonding and inability to finance projects has resulted in the Company's inability to directly generate operating revenues and to conduct environmental cleanup services. The Company now relies on other companies "licensees" to market its MBS technology. The future of continued
operations and related revenue growth is highly contingent on the Company's ability to institute a plan to secure a "licensee network" for marketing its MBS technology. The Company continues with its ability to sell its MBS product to clients. In 2001, the Company engaged the services of Israeloff and Trattner as
Auditors to audit the financial statements of the Company going back to 1997.
The Company paid the Auditors $95,000, but as the audit reached its final stages, cash flow problems prevented the conclusion of the engagement. The
Company has agreed to a recent proposal from Israeloff and Trattner to complete their audit, and at the same time is attempting to secure monies to do so. Due to the Company not filing Financials since 1999, the SEC has discussed with the Company's attorney a possible administrative action to deregister the
Company shares. The Company intends to resume the audit and bring its filings up-to-date pursuant to the terms agreed upon with its auditors. Once the Company has brought its filings up-to-date, it intends to explore the procedure for getting its stock traded again on the NASD Bulletin Board (OTC).

Contracts/Licenses: License with GeoNova (formerly GeoMar). GeoNova has signed a
Purchase and Sale Agreement to secure its first "Brownfield" property in East
Providence, Rhode Island. Pursuant to the contract, they will utilize Solucorp as its General Contractor for all environmental issues, including using the MBS
Technology on hazardous soils contamination. The Company continues to maintain a relationship with John Beech Ltd., who is still pursuing a remediation contract in Glasgow, Scotland as well as other projects in Europe.

The Company continues to record and receive revenues from its New England
Licensee BATG Environmental.

All other licensing and other arrangements have been terminated for non-performance by the licensee.

The Company continues to maintain its relationship with Smart International Ltd.
as it relates to the production of product, although reagent production has been temporarily suspended. The marketing licensing arrangement with Smart was terminated on December 1999. This was due to Solucorp's inability to secure start-up financing and bonding for new projects as well as the Chinese recognition of the instability of Solucorp's financial status.

All other contracts previously announced have been terminated either due to lack of funding, bonding or contractual disputes, etc.

Litigation:  The Company continues to pursue the $256,000 owed to Solucorp by
EWT for work successfully performed by the Company.

The Company and KBF came to an arrangement involving the return of 190,550 shares of the Company's stock by KBF with no other monetary obligations owing to either party.

The Company entered into litigation with Earthworks/Cortina to collect monies loaned to them. A settlement was negotiated whereby the Company received shares in Earthworks Industries in lieu of payment due the Company.

Patents: The Company is current on all patent fees and has secured a patent pending on its IFS products line. IFS Patent applications have been filed in the
United State, Europe and Canada.  The Company had modified its MBS process to treat low-level soil contaminants resulting in a more competitive pricing capability.

Research and Development: The Company has entered into Non-Disclosure Agreements with various manufacturers and has developed the following prototypes for the
IFS product line and is currently pursuing contracts for these items.:

        -   Lead Acid Batteries (Automobile)
        -   Ni-Cad & Alkaline Batteries (Household)
        -   Paint Remover/Strippers
        -   Ammunition (Bullets & Pellets)
        -   Soil, Sludge & Effluents - Time Release Delivery Systems
        -   Landfill & Hazardous Waste Disposal Bags/Liners
        -   Filter Material (Municipal Incinerators)

Going Forward: The Company's aim is to keep staff and other expenses to a minimum and to focus on supplying the MBS reagents to remediation projects and consumer products. This will be attained as follows:

        -   The Company's plan calls for an expanded licensing of its MBS soil remediation technologies designed similarly to its BATG license, which has proven successful in generating revenues to the Company.
        -   The sale of MBS reagents directly to prime contractors who will perform the actual remediation process.
        -   Utilization of sub contractors as general contractors on Brownsfield projects generated by licensee.
        -   Marketing of the IFS products and further prototype development through strategic alliances with major manufacturers and licensees.
        -   Remaining Licensee's will continue to perform as in the past.

In 1997 the Company established a relationship with a European Environmental
Company. In 1999 we tested and successfully treated, utilizing MBS, contaminated soil for one of this company's clients. In November of 2002, the client became under "Administrative Order" to clean up the site immediately. Additional sample soil was tested and successfully treated to verify previous results and sent to the local regulatory authorities. The client is currently awaiting authorization to proceed from the regulatory agencies. Further details will be disclosed as this project develops.

The Company is exploring a possible reorganization of its operations due to the size of market potential and the Company's previous inability to penetrate these markets. Along this line the Company has entered into preliminary discussions with Morea & Schwartz, P.C., with a view toward their directing a total revamping of the Company and securing management capable of commercializing the
Company's diversified products.